DISCOVERY COMMUNICATIONS REPORTS FIRST QUARTER 2014 RESULTS

First Quarter 2014 Financial Highlights:

•Revenues increased 22% to $1,411 million
•Adjusted OIBDA increased 5% to $525 million
•Free cash flow increased 103% to $213 million
•Repurchased 3.4 million shares of common stock for $266 million

Silver Spring, Maryland – May 6, 2014: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the first quarter ended March 31, 2014.

David Zaslav, Discovery’s President and Chief Executive Officer, said, “Discovery’s strong organic growth continued during the first quarter as our unparalleled global reach and sustained investment in diverse and engaging content allowed us to capitalize on the growing demand for pay-tv programming worldwide.  The larger audiences and consistent market share gains we are delivering are driving sustained financial results, even as we further invest in our platforms and integrate strategic acquisitions that will enhance our long-term growth prospects.  As we look to the remainder of 2014, leveraging the significant opportunities across our existing asset portfolio remains our priority so we can maintain our financial momentum while further building long-term shareholder value."

First Quarter Results

First quarter revenues of $1,411 million increased $255 million, or 22%, over the first quarter a year ago, led by 51% growth at International Networks and 3% growth at U.S. Networks. Adjusted Operating Income Before Depreciation and Amortization(1) (“OIBDA”) increased 5% to $525 million, as International Networks were up 18% and U.S. Networks were up 2%. Excluding the impact of the SBS Nordic acquisition(2), foreign currency fluctuations and digital licensing agreements, total Company revenues increased 8% and Adjusted OIBDA increased 6%.

First quarter net income available to Discovery Communications, Inc. of $230 million ($0.66 per diluted share)(3) was in-line with last year's net income of $231 million ($0.63 per diluted share), as the strong operating performance in the current year and lower stock based compensation expense were more than offset by increased amortization associated with the purchase price allocation for the SBS Nordic transaction and higher other income in the prior year, primarily due to a $92 million gain associated with the consolidation of Discovery Japan. Adjusted Earnings Per Diluted Share(4) ("Adjusted EPS"), which excludes the impact of the amortization of acquisition related intangible assets, was $0.75 per diluted share in the first quarter of this year compared with $0.63 per diluted share in the same period a year ago.

(1)
Note that beginning this period certain foreign currency transaction gains and losses have been reclassified to other income. See page 4 for more detail and for the full definition of Adjusted Operating Income Before Depreciation and Amortization.

(2)	SBS Nordic was acquired in April 2013. See page 10 for reconciliation to results excluding SBS Nordic.
(3)	All per share amounts are calculated using Net Income Available to Discovery Communications, Inc. stockholders. See table on page 12 for the reconciliation.
(4)	See the full definition of Adjusted Earnings Per Diluted Share on page 5.

Free cash flow was $213 million for the first quarter, an increase of $108 million or 103% from the first quarter of 2013, primarily due to increased operating performance, lower tax payments and a decline in losses from derivatives partially offset by higher content payments and increased stock-based compensation. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended March 31,
	2014	2013	Change
Revenues:
U.S. Networks	$708	$686	3%
International Networks	671	444	51%
Education	32	27	19%
Corporate and Eliminations	—	(1)	NM
Total Revenues	$1,411	$1,156	22%

Adjusted OIBDA:
U.S. Networks	$383	$377	2%
International Networks	221	187	18%
Education	6	7	(14)%
Corporate and Eliminations	(85)	(71)	(20)%
Total Adjusted OIBDA	$525	$500	5%

U.S. Networks

(dollars in millions)	Three Months Ended March 31,
	2014	2013	Change
Revenues:
Distribution	$319	$308	4%
Advertising	373	356	5%
Other	16	22	(27)%
Total Revenues	$708	$686	3%
Adjusted OIBDA	$383	$377	2%
Adjusted OIBDA Margin	54%	55%

U.S. Networks’ revenues in the first quarter of 2014 were up 3% to $708 million, driven by advertising and distribution revenue growth. Advertising revenues increased 5% mainly due to higher pricing. Distribution revenues increased 4% as higher rates were partially offset by additional revenues from licensing agreements in the first quarter of 2013. Other revenues declined by 27% due to a decrease in content production contracts. Excluding the impact of licensing agreements, distribution revenues increased 6% and total revenues increased 4% over the prior year's quarter.

Adjusted OIBDA increased 2% to $383 million, primarily reflecting the 3% revenue growth which was partially offset by 5% higher operating expenses, mainly due to increased marketing costs. Excluding the impact of licensing agreements, Adjusted OIBDA grew 3% over last year's first quarter.

International Networks

(dollars in millions)	Three Months Ended March 31,
	2014	2013	Change
Revenues:
Distribution	$338	$275	23%
Advertising	316	152	108%
Other	17	17	—%
Total Revenues	$671	$444	51%
Adjusted OIBDA	$221	$187	18%
Adjusted OIBDA Margin	33%	42%

International Networks’ revenues for the first quarter increased 51% to $671 million, as advertising revenues were up 108% and distribution revenues were up 23%. Excluding SBS Nordic and foreign currency fluctuations, total revenues were up 13%. Advertising revenues, excluding SBS Nordic, were up 23% in local currency terms, primarily due to increased viewership and higher pricing in Western Europe as well as pricing growth in CEEMEA and the Nordics and volume increases in Latin America. Distribution revenues, excluding SBS Nordic, grew 10% in local currency terms mainly from increased subscribers and higher rates in Latin America and CEEMEA.

Adjusted OIBDA increased to $221 million, up 18% on both a reported basis as well as excluding SBS Nordic and foreign currency fluctuations, reflecting the 13% revenue growth partially offset by a 10% increase in operating expenses. The higher operating expenses were primarily due to increased content amortization, marketing expenses and personnel costs.

Education

(dollars in millions)	Three Months Ended March 31,
	2014	2013	Change
Revenues	$32	$27	19%
Adjusted OIBDA	$6	$7	(14)%
Adjusted OIBDA Margin	19%	26%

Education revenues for the first quarter increased by $5 million due to higher licensing revenues as well as additional revenues due to a business combination. Adjusted OIBDA decreased by $1 million compared to the first quarter of 2013, as the revenue growth was more than offset by investment in new products as well as integration costs resulting from the business combination.

Corporate and Eliminations

Adjusted OIBDA decreased by $14 million compared to the first quarter a year ago, primarily due to the acceleration of certain stock-based compensation expense as well as increased professional and strategic transaction costs.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 3.4 million shares of its Series C common stock for an aggregate purchase price of $266 million at an average price of $77.80 per share. Following the quarter, from April 1, 2014 through May 2, 2014, the Company repurchased 2.6 million shares of its Series C common stock for approximately $194 million.

The Company has repurchased 76.0 million shares of Series C common stock and 2.8 million shares of its Series A common stock under its stock repurchase program to date at an aggregate purchase price of approximately $4.0 billion. In aggregate, including the 17.73 million preferred shares acquired from Advance/Newhouse Programming Partnership and from Advance Programming Holdings, LLC, the Company has repurchased 23% of its outstanding shares since buyback activity was authorized in 2010.

Under the stock repurchase program, management is authorized to purchase shares of common stock from time to time through open market purchases at prevailing prices or privately negotiated purchases or pursuant to one or more accelerated stock repurchase agreements or other derivatives, subject to market conditions and other factors.

OTHER ITEMS

In March 2014, Discovery Communications, LLC, a subsidiary of the Company, completed the issuance of €300 million 2.375% Senior Notes due 2022. The Company intends to use the net proceeds to fund the acquisition of a controlling stake in Eurosport International and for general corporate purposes.

FULL YEAR 2014 OUTLOOK

For the full year ending December 31, 2014, Discovery Communications, Inc. expects total revenue between $6.45 billion and $6.625 billion, Adjusted OIBDA between $2.6 billion and $2.725 billion, and net income available to Discovery Communications, Inc. between $1.2 billion and $1.3 billion. Our outlook incorporates current foreign exchange rates for revenues and expenses, the current share price for mark-to-market equity-based compensation calculations, and assumes that the Eurosport transaction closes during the second quarter of 2014.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA, Adjusted Earnings Per Share and Free Cash Flow
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted EPS and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market equity-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) certain impairment charges, and (vi) gains and losses on business and asset dispositions.

Beginning January 1, 2014, the Company reclassified foreign currency gains (losses), net due to transaction settlements and re-measurement of working capital items from selling, general and administrative expense, which is a component of operating income, to other income (expense), net. Prior period amounts have been reclassified to conform to the current year presentation.  The total foreign currency loss reclassifications were $11 million and $2 million for the three months ended March 31, 2014 and 2013, respectively.

The Company uses Adjusted OIBDA to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes this measure is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, exit and restructuring charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period.

The Company defines Adjusted EPS as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share.  The Company believes Adjusted EPS is relevant to investors because it allows them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA, Adjusted EPS and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 9 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. ET to discuss its first quarter results. To listen to the call, visit http://discoverycommunications.com or dial 1-800-901-5213 inside the U.S. and 1-617-786-2962 outside of the U.S., using the following passcode: 31638409.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 20, 2014. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in our brands, strategic growth initiatives, plans for stock repurchases, the anticipated closing of our investment in Eurosport and the full year 2014 outlook. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Catherine Frymark (240) 662-2934	Craig Felenstein (212) 548-5109
catherine_frymark@discovery.com	craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Revenues:
Distribution	$657	$583
Advertising	689	508
Other	65	65
Total revenues	1,411	1,156
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	482	342
Selling, general and administrative	409	365
Depreciation and amortization	83	32
Restructuring charges	3	1
Total costs and expenses	977	740
Operating income	434	416
Interest expense	(81)	(68)
Income (loss) from equity investees, net	13	(2)
Other (expense) income, net	(17)	31
Income from continuing operations before income taxes	349	377
Provision for income taxes	(118)	(146)
Net income	231	231
Net income attributable to redeemable noncontrolling interests	(1)	—
Net income available to Discovery Communications, Inc.	$230	$231

Basic earnings per share available to Discovery Communications, Inc. stockholders:
Net income	$0.66	$0.64
Diluted earnings per share available to Discovery Communications, Inc. stockholders:
Net income	$0.66	$0.63
Weighted average shares outstanding:
Basic	348	363
Diluted	352	367

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$757	$408
Receivables, net	1,341	1,371
Content rights, net	307	277
Deferred income taxes	76	73
Prepaid expenses and other current assets	259	281
Total current assets	2,740	2,410

Noncurrent content rights, net	1,902	1,883
Property and equipment, net	522	514
Goodwill	7,370	7,341
Intangible assets, net	1,516	1,565
Equity method investments	1,080	1,087
Other noncurrent assets	181	179
Total assets	$15,311	$14,979

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$151	$141
Accrued liabilities	947	992
Deferred revenues	137	144
Current portion of debt	18	17
Total current liabilities	1,253	1,294

Noncurrent portion of debt	6,900	6,482
Deferred income taxes	614	637
Other noncurrent liabilities	326	333
Total liabilities	9,093	8,746

Redeemable noncontrolling interests	37	36

Equity:
Preferred stock	2	2
Common stock	3	3
Additional paid-in capital	6,845	6,826
Treasury stock, at cost	(3,797)	(3,531)
Retained earnings	3,123	2,892
Accumulated other comprehensive income	4	4
Total Discovery Communications, Inc. stockholders’ equity	6,180	6,196
Noncontrolling interests	1	1
Total equity	6,181	6,197
Total liabilities and equity	$15,311	$14,979

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Three Months Ended March 31,
	2014	2013
Operating Activities
Net income	$231	$231
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	19	60
Depreciation and amortization	83	32
Content amortization and impairment expense	350	231
Remeasurement gain on previously held equity interest	—	(92)
Equity in (earnings) losses and distributions from investments, net	(11)	4
Deferred income tax (benefit) expense	(35)	134
Launch amortization expense	2	5
Loss from hedging instruments, net	—	39
Other, net	11	25
Changes in operating assets and liabilities:
Receivables, net	31	(20)
Content rights	(391)	(301)
Accounts payable and accrued liabilities	6	(70)
Equity-based compensation liabilities	(81)	(59)
Income tax receivable	53	(62)
Other, net	(27)	(26)
Cash provided by operating activities	241	131

Investing Activities
Purchases of property and equipment	(28)	(26)
Business acquisitions, net of cash acquired	(17)	(60)
Hedging instruments, net	—	(39)
Distributions from equity method investees	16	—
Returns from (investments in) equity method investees, net	1	(25)
Cash used in investing activities	(28)	(150)

Financing Activities
Borrowings from debt, net of discount and issuance costs	412	1,186
Principal repayments of capital lease obligations	(4)	(11)
Repurchases of common stock	(266)	—
Cash proceeds from equity-based plans, net	—	7
Other financing activities, net	(2)	—
Cash provided by financing activities	140	1,182

Effect of exchange rate changes on cash and cash equivalents	(4)	(4)

Net change in cash and cash equivalents	349	1,159
Cash and cash equivalents, beginning of period	408	1,201
Cash and cash equivalents, end of period	$757	$2,360

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended March 31, 2014
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$383	$(3)	$—	$—	$(1)	$379
International Networks	221	(64)	(2)	—	(1)	154
Education	6	(2)	—	—	(1)	3
Corporate and Eliminations	(85)	(14)	—	(3)	—	(102)
Total	$525	$(83)	$(2)	$(3)	$(3)	$434

	Three Months Ended March 31, 2013
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$377	$(3)	$(2)	$—	$(1)	$371
International Networks	187	(15)	(3)	—	—	169
Education	7	(1)	—	—	—	6
Corporate and Eliminations	(71)	(13)	—	(46)	—	(130)
Total	$500	$(32)	$(5)	$(46)	$(1)	$416

(1) For the three months ended March 31, 2014, amounts represent restructuring charges of $3 million. For the three months ended March 31, 2013, amount represents restructuring charges of $1 million.

ISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF SBS NORDIC(1)
(unaudited; amounts in millions)

	Three months ended March 31,
	2014		2014	2013
	International Networks As Reported	2014 SBS Nordic	International Networks Ex- SBS Nordic	International Networks As Reported	% Change
Revenues:
Distribution	$338	$46	$292	$275	6%
Advertising	316	128	$188	152	24%
Other	17	5	$12	17	(29)%
Total Revenues	$671	$179	$492	$444	11%
Adjusted OIBDA	$221	$19	$202	$187	8%

	Three months ended March 31,
	2014		2014	2013
	Total Company As Reported	2014 SBS Nordic	Total Company Ex- SBS Nordic	Total Company As Reported	% Change
Revenues:
Distribution	$657	$46	$611	$583	5%
Advertising	689	128	$561	508	10%
Other	65	5	$60	65	(8)%
Total Revenues	$1,411	$179	$1,232	$1,156	7%
Adjusted OIBDA	$525	$19	$506	$500	1%

(1)	This reconciliation does not take into account other one-time items such as foreign exchange and licensing revenues.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended March 31,
	2014	2013	Change
Cash provided by operating activities	$241	$131	$110
Purchases of property and equipment	(28)	(26)	(2)
Free cash flow	$213	$105	$108

RECONCILIATION OF 2014 OUTLOOK TO GAAP MEASURES

	Full Year 2014
Net income available to Discovery Communications, Inc.	$1,200	To	$1,300
Interest expense, net	375	To	365
Depreciation and amortization	330	To	320
Other expense, including amortization of deferred launch incentives, mark-to-market equity-based compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, foreign currency gains (losses), equity earnings (losses) in unconsolidated affiliates, unrealized and realized gains (losses) from derivatives, income tax expense, net loss (income) attributable to noncontrolling interests, and stock dividends to preferred interests	695	To	740
Adjusted OIBDA	$2,600	To	$2,725

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

NET INCOME AVAILABLE TO DISCOVERY COMMUNICATIONS, INC. STOCKHOLDERS

	Three Months Ended March 31,
	2014	2013

Net Income	$231	$231
Net income attributable to redeemable noncontrolling interests	(1)	—
Net income available to Discovery Communications, Inc.	230	231
Redeemable noncontrolling interest adjustments to redemption value	1	2
Net income available to Discovery Communications, Inc. stockholders	$231	$233

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE

	Three Months Ended March 31,
	2014	2013	Change
Diluted earnings per share available to Discovery Communications, Inc. stockholders	$0.66	$0.63	$0.03
Amortization of acquisition-related intangible assets, net of tax	0.09	—	0.09
Adjusted earnings per diluted share	$0.75	$0.63	$0.12

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

BORROWINGS
March 31, 2014
3.70% Senior Notes, semi-annual interest, due June 2015	$850
5.625% Senior Notes, semi-annual interest, due August 2019	500
5.05% Senior Notes, semi-annual interest, due June 2020	1,300
4.375% Senior Notes, semi-annual interest, due June 2021	650
2.375% Senior Notes, euro denominated, annual interest, due March 2022	412
3.30% Senior Notes, semi-annual interest, due May 2022	500
3.25% Senior Notes, semi-annual interest, due April 2023	350
6.35% Senior Notes, semi-annual interest, due June 2040	850
4.95% Senior Notes, semi-annual interest, due May 2042	500
4.875% Senior Notes, semi-annual interest, due April 2043	850
Capital lease obligations	175
Total debt	6,937
Unamortized discount	(19)
Debt, net	6,918
Current portion of debt	(18)
Noncurrent portion of debt	$6,900

EQUITY-BASED COMPENSATION
	March 31, 2014
Long-Term Incentive Plans	Total Units Outstanding (in millions)	Weighted Average Grant Price	Vested Units Outstanding (in millions)	Weighted Average Grant Price
Unit Awards	0.6	$41.17	—	$—
Stock Appreciation Rights	6.0	74.71	—	—
Stock Options	8.2	41.71	5.4	29.71
Performance-based Restricted Stock Units	2.3	64.20	0.5	35.29
Service-based Restricted Stock Units	0.9	67.75		—
Total Equity-based Compensation Plans	18.0	$56.87	5.9	$30.18

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2013	234.30	114.50	348.80
Shares repurchased	(3.42)		(3.42)
Shares issued – equity-based compensation	0.67	—	0.67
Total shares outstanding as of March 31, 2014	231.55	114.50	346.05